   As filed with the Securities and Exchange Commission on September 24, 1999

                       SECURITIES AND EXCHANGE COMMISSION

                             WASHINGTON, D.C. 20549

                                    FORM 8-K

                                 CURRENT REPORT

                     Pursuant to Section 13 or 15(d) of the

                         Securities Exchange Act of 1934

      Date of Report (date of earliest event reported): September 15, 1999

                               COSTAR GROUP, INC.

             (Exact name of registrant as specified in its charter)

                         Commission File Number: 0-24531


         DELAWARE                                                               52-2091509
(State or other jurisdiction of incorporation)                (I.R.S. employer identification number)

                        7475 WISCONSIN AVENUE, SUITE 600

                                  Bethesda, MD

                    (Address of principal executive offices)

                                      20814

                                   (Zip Code)

                                 (301) 215-8300
              (Registrant's telephone number, including area code)

                         REALTY INFORMATION GROUP, INC.
          (Former name or former address, if changed since last report)

                       INFORMATION INCLUDED IN THIS REPORT

ITEM 5.

         On September 15, 1999, the Registrant acquired Los Angeles-based ARES Development Group, LLC, a California limited liability company ("ARES"). ARES is the developer and distributor of ARES for ACT!, a contact management and business development tool for commercial real estate professionals.

         The transaction was valued at approximately $2.0 million in stock and cash. A portion of the consideration was paid at closing, and upon the achievement of certain operating goals, the remainder of the consideration may be paid. The transaction was structured as a forward subsidiary merger, in which ARES was merged with and into a newly formed subsidiary of the Registrant.

                                   SIGNATURES

         Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

                                               COSTAR GROUP, INC.

                                                 By:  /s/ Frank A. Carchedi
                                                 Name: Frank A. Carchedi
                                                 Title: Chief Financial Officer

Date:  September 24, 1999